UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                                    FORM S-8

                             Washington, D.C. 20549

                   REGISTRATION STATEMENT UNDER THE SECURITIES

                                   ACT OF 1933

                         ONE PRICE CLOTHING STORES, INC.
             (Exact name of Registrant as specified in its Charter)

                           Delaware                                                               57-0779028
         (State or other jurisdiction of                                                   (I.R.S. Employer
         incorporation or organization)                                                    Identification No.)


         Highway 290, Commerce Park
            1875 East Main Street
          Duncan, South Carolina                                                                    29334
  (Address of principal executive office)                                                       (Zip Code)

          ONE PRICE CLOTHING STORES, INC. STOCK OPTION AGREEMENT
                             (Full Title of Plan)

                       Grant H. Gibson, Secretary
                      One Price Clothing Stores, Inc.
                        Highway 290, Commerce Park
                          1875 East Main Street
                       Duncan, South Carolina  29334
               (Name and address of agent for service)

                           (864) 433-8888
        (Telephone number, including area code of agent for service)

                           Calculation of Registration Fee

                                                                        Proposed
                                                  Proposed              maximum
 Title of securities      Amount to be        Maximum offering         aggregate             Amount of
  to be registered         registered         Price per share        Offering price      Registration fee


Common Stock
$0.01 par value
per share                  80,000                    $1.766*             $141,280             $41.68


* The exercise price of stock options is used for purposes of calculating the registration fee.

Part I.  Information Required in the Section 10(a) Prospectus

Item 1.  Plan Information

         Not included in this Registration Statement but provided or to be provided to Plan participants pursuant to Rule 428(b)(1).

Item 2.  Registrant Information and Employee Plan Annual Information

         Not included in this Registration Statement but provided or to be provided to Plan participants pursuant to Rule 428(b).

Part II. Information Required in the Registration Statement

Item 3.  Incorporation of Documents by Reference

         The following documents or portions thereof are hereby incorporated by reference:

         The  Registrant's  Annual  Report for the fiscal year ended January 31,
         1998 on Form 10-K,  filed  pursuant to Section 13(a) of the  Securities
         Exchange Act of 1934, as amended (Commission File No. 0-15385).

         The description of the Registrant's common stock contained in or incorporated into the Registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on June 23, 1987,
         File No. 0-15385.

         All other reports filed by the Registrant pursuant to Section 13(a) or 15(b) of the Exchange Act since the end of the Registrant's 1997 fiscal year.

         All documents subsequently filed by the Registrant pursuant to Sections
         13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

         Grant H. Gibson,  Esq., is counsel to the Registrant in connection with this  Registration  Statement and has passed on certain  aspects of the
         legality  of  the  common  stock   covered   hereby.   Mr.   Gibson  is
         Vice-President,   Corporate  Secretary  and  General  Counsel  for  the
         Company. As of June 2, 1998, Mr. Gibson beneficially owned less than 1%
         of the outstanding shares of common stock of the Registrant.

Item 6.  Indemnification of Directors and Officers

         Reference is made to Section 145 of the General  Corporation Law of the
         State of Delaware respecting  indemnification of officers and directors of Delaware corporations in connection with legal proceedings involving any such  persons  because  of  being  or  having  been an  officer  or
         director.   These  provisions   permit  a  corporation   under  certain
         circumstances  to indemnify an individual  made a party to a proceeding because  he or she is or was a director  or  officer  of a  corporation against  liability  incurred  in the  proceedings.  In  addition,  this section  requires  corporations  to  indemnify  directors  or  officers against  expenses  reasonably and actually  incurred in connection with certain  types of  proceedings  in which such  director  or officer was successful,  on the merits or  otherwise.  This  section also permits a corporation  to purchase and  maintain  insurance on behalf of a person who is or was an  officer  or  director  of  such  corporation  against liability  asserted against such officers and directors and incurred by such officers or directors in the capacity of his or her office..

         Reference  is  further  made  in  Article  VII  of the  Certificate  of
         Incorporation  of  the  Registrant  which  is  incorporated  herein  by
         reference.   (See  Exhibit  4(a)  and  4(a)(1)  to  this   Registration
         Statement.)

         Reference is further made to Article XII of the Bylaws of the Registrant which is incorporated herein by reference. (See Exhibit 4(b) to this Registration Statement.)

Item 7.  Exemption from Registration Claimed

         Not applicable

Item 8.  Exhibits

         4(a)     Certificate of  Incorporation  of the Registrant,  as amended:
                  Incorporated by reference to Exhibit 3(a) in the  Registrant's
                  Registration Statement on Form S-1, (File No. 33-13321).

         4(a)(1) Certificate of Amendment of Certificate of Incorporation of the Registrant: Incorporated by reference to Exhibit 3(a)(1) in Registrant's Annual Report on Form 10-K for the year ended
                  January 1, 1994, (File No. 0-15385).

         4(b) Restated By-Laws of the Registrant, as of July 22, 1992 and amended as of July 20, 1994, March 14, 1996 and April 29,
                  1998. Incorporated by reference to Exhibit 10(h) to the Registrant's Quarterly Report on Form 10-Q for the quarter ended May 2, 1995 (File No. 0-15385).

         4(d)     One Price Clothing Stores, Inc. and Wachovia Bank of North
                  Carolina, N.A. as Rights Agent Shareholder Rights Agreement dated November 3, 1994: Incorporated by reference to Exhibit 2 to the Registrant's Form 8-K filed November
                  10, 1994 (File No. 0-15385).

         4(e)     Specimen of  Certificate  of the  Registrant's  Common  Stock:
                  Incorporated  by  reference  to Exhibit 1 to the  Registrant's
                  Registration  Statement  on Form 8-A filed June 23, 1987 (File
                  No. 0-15385).

         5 Opinion of Grant H. Gibson, Esq., regarding certain aspects of the legality of shares of common stock of the Registrant covered by this Registration Statement.

         23(a)    Consent of Grant Gibson , Esq. - contained in Exhibit 5.

         23(b) Consent of Deloitte & Touche LLP, Independent Accountants to incorporation by reference in Registration Statement.

         24 Power of Attorney is contained on the signature page of this filing.

         99(a)    One Price Clothing Stores, Inc. Stock Option Agreement.

         99(b)    Agreement  dated April 16, 1998  between  the  Registrant  and
                  Leonard M. Snyder: Incorporated by Reference to Exhibit 10(s) to the Registrant's Annual Report on Form 10-K for the year ended January 31, 1998, (File No. 0-15385).

Item 9.  Undertakings
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

         (a)       The undersigned Registrant hereby undertakes:

                  (1) To file,  during any  period in which  offers or sales are
                      being   made,   a   post-effective   amendment   to   this
                      Registration  Statement:  (i) To  include  any  prospectus required  by Section  10(a)(3)  of the  Securities  Act of
                      1933;

                 (ii) To reflect in the  prospectus  any facts or events arising after the effective  date of the Registrant  Statement (or the most recent  post-effective amendment  thereof) which, individually  or  in  the  aggregate, represent  a
                      fundamental change in the information set forth in the
                      Registration  Statement.  Notwithstanding the foregoing,
                      any increase or decrease in volume of securities
                      offered (if the total dollar value of  securities  offered would not exceed that which  was  registered)  and any
                      deviation  from  the  low or  high  end of the estimated
                      maximum  offering  range may be reflected  in the form of
                      prospectus filed with the  Commission  pursuant  to Rule
                      424(b) if, in the  aggregate,  the changes in volume and
                      price  represent  no more than a 20% change in the maximum aggregate  offering price set forth in the  "Calculation
                      of  Registration  Fee" table in the effective registration statement.
                      (iii)    To include any material  information with respect
                               to  the  plan  of  distribution   not  previously
                               disclosed  in the  Registration  Statement or any
                               material  change  to  such   information  in  the
                               Registration Statement;

         Provided, however, that paragraphs (a) (1) (i) and (a) (1) (ii) do not apply if the information required to be included in the post-effective amendment by those paragraphs is contained in periodic reports filed to the Commission by the Registrant pursuant to Section 13 or Section
         15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;

                  (2) That, for the purpose of determining  any liability  under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from  registration by means of a  post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b)      The  undersigned   Registrant   hereby  undertakes  that,  for
                  purposes of determining any liability under the Securities Act of  1933,  each  filing  of  the  Registrant's  annual  report pursuant to Section 13(a) or Section  15(d) of the  Securities
                  Exchange Act of 1934 that is  incorporated by reference in the
                  Registration   Statement   shall  be   deemed   to  be  a  new
                  Registration  Statement  relating  to the  securities  offered therein,  and the  offering  of such  securities  at that time shall be deemed to be the initial bona fide offering thereof.

          (c)     Insofar as indemnification for liabilities arising under the
                    Securities  Act of  1933  may  be  permitted  to  directors, officers and controlling  persons of the Registrant pursuant to the foregoing  provisions,  or otherwise,  the Registrant has been advised that in the opinion of the  Securities  and
                    Exchange  Commission such  indemnification is against public policy as  expressed in the  Securities  Act of 1933 and is, therefore,  unenforceable.  In the  event  that a claim  for indemnification  against  such  liabilities  (other than the payment by the Registrant of expenses  incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director,  officer or controlling person in
                    connection  with  the  securities  being   registered,   the
                    Registrant  will,  unless in the  opinion of its counsel the matter has been settled by controlling precedent,  submit to a court of  appropriate  jurisdiction  the question  whether such  indemnification  by it is  against  public  policy  as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.


                                           SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Duncan, State of South Carolina, on August 4, 1998.

         ONE PRICE CLOTHING STORES, INC.

                                    By:      /s/ Grant H. Gibson, Esq.
                                             Grant H. Gibson, Esq.
                                             Secretary

                                  POWER OF ATTORNEY

                  KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Larry I. Kelley and Grant H. Gibson, each of them, as true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statements, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all which said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

         Date:    August 4, 1998                              /s/ Leonard M. Snyder
                                                              ---------------------
                                                              Leonard M. Snyder
                                                              Chairman of the Board

         Date:    August 4, 1998                              /s/ Larry I. Kelley
                                                              -------------------
                                                              Larry I. Kelley
                                                              President      and
                                                              Chief    Executive
                                                              Officer (principal
                                                              executive officer,
                                                              principal
                                                              financial  officer
                                                              and      principal
                                                              accounting
                                                              officer)

         Date:    August 4, 1998                              /s/ Grant H. Gibson
                                                              -------------------
                                                              Grant H. Gibson, Esq.
                                                              Secretary

         Date:    August 4, 1998                              /s/ Cynthia R. Cohen
                                                              --------------------
                                                              Cynthia R. Cohen
                                                              Director

         Date:    August 4, 1988                              /s/ Warren Flick
                                                              Warren Flick
                                                              Director


         Date:    August 4, 1998                              /s/ Laurie M. Shahon
                                                              --------------------
                                                              Laurie M. Shahon
                                                              Director

         Date:    August 4, 1998                              /s/ Malcolm L. Sherman
                                                              ----------------------
                                                              Malcolm L. Sherman
                                                              Director

         Date:    August 4, 1998                              /s/ James M. Shoemaker, Jr.
                                                              ---------------------------
                                                              James M. Shoemaker, Jr.
                                                              Director

         Date:    August 4, 1998                              /s/ Raymond S. Waters
                                                              ---------------------
                                                              Raymond S. Waters
                                                              Director

                        ONE PRICE CLOTHING STORES, INC. AND SUBSIDIARIES
                                          EXHIBIT INDEX

         4(a)     Certificate of  Incorporation  of the Registrant,  as amended:
                  Incorporated by reference to Exhibit 3(a) in the Registrant's Registration Statement on Form S-1, (File No. 33-13321).

         4(a)(1) Certificate of Amendment of Certificate of Incorporation of the Registrant: Incorporated by reference to Exhibit 3(a)(1) in Registrant's Annual Report on Form 10-K for the year ended January 1, 1994, (File No. 0-15385).

         4(b) Restated By-Laws of the Registrant, as of July 22, 1992 and amended as of July 20, 1994, March 14, 1996 and April 29, 1998. Incorporated by reference to Exhibit 10(h) to the Registrant's Quarterly Report on Form 10-Q for the quarter ended May 2, 1995 (File No. 0-15385).

         4(d) One Price Clothing Stores, Inc. and Wachovia Bank of North Carolina, N.A. as Rights Agent Shareholder Rights Agreement dated November 3, 1994: Incorporated by reference to Exhibit 2 to the Registrant's Form 8-K filed November
                  10, 1994 (File No. 0-15385).


         4(e)     Specimen of  Certificate  of the  Registrant's  Common  Stock:
                  Incorporated by reference to Exhibit 1 to the Registrant's Registration Statement on Form 8-A filed June 23, 1987 (File No. 0-15385).

         5 Grant H. Gibson, Esq. regarding certain aspects of the legality of shares of common stock of the Registrant covered by this Registration Statement.

         23(a)    Consent Grant H. Gibson, Esq. - contained in Exhibit 5.

         23(b) Consent of Deloitte & Touche LLP, Independent Accountants to incorporation by reference in Registration Statement.

         24 Power of Attorney is contained on the signature page of this filing.

         99(a)    One Price Clothing Stores, Inc. Stock Option Agreement.

         99(b) Agreement dated April 16, 1998 between the Registrant and Leonard M. Snyder: Incorporated by Reference to Exhibit 10(s) to the Registrant's Annual Report on Form 10-K for the year ended January 31, 1998, (File No. 0-15385).